Exhibit 10.8

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (“Agreement”) is entered into as of January 3, 2014 by and between GGP, Inc., a Delaware corporation (“Assignor”) and GGP, LLC, a Delaware limited liability company (“Assignee”).

R E C I T A L S

WHEREAS, the board of directors and stockholders of Assignor and the sole member and manager of Assignee have determined that it is advisable that Assignor be merged with and into Assignee (the “Merger”);

WHEREAS, Assignor is the owner of the membership interests (“LLC Interests”) in the entity specified on Schedule A (the “LLC”);

WHEREAS, the LLC is governed by that certain document detailed on Schedule A (the “LLC Agreement”);

WHEREAS, Assignor is the owner of the partnership interests (“Partnership Interests”) in each of the entities specified on Schedule B (the “Partnerships”);

WHEREAS, the Partnerships are governed by those certain documents detailed on Schedule B (the “Partnership Agreements”);

WHEREAS, Assignor is the owner of the stockholder interests (“Stockholder Interests”) in each of the entities specified on Schedule D (the “Corporations”);

WHEREAS, the LLC Interest and Partnership Interests are hereinafter sometimes collectively referred to as the “Interests”; and

WHEREAS, this Agreement is being executed to evidence the conveyance and assignment of Assignor’s right, title and interest in and to the Interests, and Assignee’s assumption thereof, pursuant to the Merger.

NOW, THEREFORE, by virtue of the Merger, and intending to be legally bound thereby, for itself and its successors and assigns, the parties hereto agree and acknowledge as follows:

1.                                      Contribution and Assignment of Interests.  Pursuant to the Merger, Assignor hereby grants, transfers, assigns, conveys, delivers and distributes to Assignee, all of its right, title and interest in, to and under the Interests, including all capital and all rights to distributions with respect thereto, as provided in the LLC Agreement and the Partnership Agreements.

2.                                      Membership Admission.  Assignee hereby accepts the LLC Interests, and agrees that, as a substituted member of the LLC, it shall be bound by all of the terms, provisions and conditions of the LLC Agreement.

3.                                      Withdrawal of Member.  Assignor shall and does hereby withdraw as a member of the LLC and shall thereupon cease to have or exercise any right or power as a member of the LLC.

4.                                      Admission of Partner.  Assignee hereby accepts the Partnership Interests, and agrees that, as a substituted general partner of the Partnerships, it shall be bound by all of the terms, provisions and conditions of the Partnership Agreements.

5.                                      Withdrawal of Partner.  Assignor shall and does hereby withdraw as a general partner of the Partnerships and shall thereupon cease to have or exercise any right or power as a partner of the Partnerships.

6.                                      Amendments.  This Agreement shall constitute amendments of the LLC Agreement and the Partnership Agreements regarding the Interests which are being assigned herein, including without limitation the amendment of any schedule or list of members attached or prepared pursuant to the LLC Agreement or the Partnership Agreements, and no member, manager, officer, committee, or partner thereof shall be required to further amend or update any such schedule or list to reflect the assignment(s) contained herein regardless of any such requirements set forth in the LLC Agreement or the Partnership Agreements.

7.  Additional Understandings.  The parties covenant and agree, in connection with this Agreement, promptly to execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or desirable to effectuate and perform more fully the provisions of this Agreement and the assumption provided for herein.

8.                                      Governing Law.  This Agreement shall be governed by and in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

9.                                      Counterparts.  This Agreement may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument.

10.                               Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR:

GGP, INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President

ASSIGNEE:

GGP, LLC

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President

CONSENT OF LIMITED PARTNER OF

GGP LIMITED PARTNERSHIP II

The undersigned being the limited partner of GGP Limited Partnership II, a Delaware limited partnership (the “Partnership”) does hereby consent to (i) the amendment of the Agreement of Limited Partnership of the Partnership dated November 9, 2010 (the “Partnership Agreement”) as set forth in this Agreement, pursuant to Section 12.7 of the Partnership Agreement, and (ii) the assignment of the general partnership interest in the Partnership as set forth in this Agreement, pursuant to Section 10.1 of the Partnership Agreement, and agrees that the assignee of such general partnership interest shall be admitted as a substitute general partner of the Partnership.

GGP REAL ESTATE HOLDING II, INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President

SCHEDULE A

LLC INTERESTS

Entity Name/Jurisdiction	Interest Description	Membership Interest %	Governing Document
MOL Holding Company, LLC, a Delaware limited liability company	100 units of limited liability company interest	100%	Operating Agreement dated March 12, 2010

SCHEDULE B

PARTNERSHIP INTERESTS

Entity Name/Jurisdiction	Interest Description	Governing Document
GGP Limited Partnership, a Delaware limited partnership	1% general partnership/ common units 100% Series I Preferred units	Third Amended and Restated Limited Partnership Agreement dated November 9, 2010, as amended
GGP Limited Partnership II, a Delaware limited partnership	2% general partnership/ common interests 100% preferred partnership interests	Agreement of Limited Partnership dated November 9, 2010